Exhibit 99.1

Earnings News
Investor Relations Department Phone: 1-646-290-6400 TTC Group

FOR IMMEDIATE RELEASE

AROTECH CORPORATION REPORTS RESULTS
FOR THE FOURTH QUARTER AND FULL YEAR, 2012
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Revenues from continuing operations up, but net loss also up;
management believes improvements seen in fourth quarter will continue in 2012

Ann Arbor, Michigan, March 27, 2012 – Arotech Corporation (NasdaqGM: ARTX), a provider of quality defense and security products for the military, law enforcement and security markets, today reported results for the quarter and full year ended December 31, 2011.

Full Year Results

Revenues from continuing operations for 2011 were $62.1 million, compared to $54.2 million for 2010, an increase of 15%.

Gross profit from continuing operations for 2011 was $16.2 million, or 26% of revenues, compared to $16.9 million, or 31% of revenues, for 2010, a five point decrease in the gross margin percentage.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) from continuing operations for the year was $1.7 million, compared to $2.7 million for the corresponding period last year, a decline of 38%.  Arotech believes that information concerning Adjusted EBITDA enhances overall understanding of its current financial performance. Arotech computes Adjusted EBITDA, which is a non-GAAP financial measure, as reflected in the table below.

The Company reported an operating loss from continuing operations for 2011 of $(3.1) million, compared to an operating loss from continuing operations of $(726,000) in 2010.

The Company’s net loss from continuing operations for 2011 was $(4.4) million, or $(0.31) per share, compared to a net loss from continuing operations of $(726,000), or $(0.05) per share, for 2010.

The Company’s net loss from all operations, including discontinued operations, for 2011 was $(11.0) million, or $(0.78) per share, compared to a net loss from all operations, including discontinued operations, of $(917,000), or $(0.07) per share, for 2010.

 “2011 was a transitional year for Arotech, with the Company discontinuing our armor business, gaining a significant simulation contract and establishing ourselves as a major supplier to the U.S. military with our critically acclaimed SWIPES program,” said Arotech Chairman and CEO Robert S. Ehrlich.

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“Although we experienced a sizable net loss primarily as a result of the discontinuing of armor, we note that performance from continuing operations in the fourth quarter of 2011 showed substantial improvement – both over the first three quarters of 2011 and over the corresponding quarter of 2010 – and we believe that this improvement will continue into 2012,” concluded Ehrlich.

Fourth Quarter Results

Revenues from continuing operations for the fourth quarter reached $18.0 million, compared to $13.4 million for the corresponding period in 2010, an increase of 34%.

Gross profit from continuing operations for the fourth quarter was $5.1 million, or 28% of revenues, compared to $4.5 million, or 34% of revenues, for the corresponding period in 2010, a six point decrease in the gross margin percentage.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) from continuing operations for the quarter was $2.0 million, compared to $817,000 for the corresponding period of 2010, an improvement of 139%. Arotech believes that information concerning Adjusted EBITDA enhances overall understanding of its current financial performance. Arotech computes Adjusted EBITDA, which is a non-GAAP financial measure, as reflected in the table below.

The Company reported an operating loss from continuing operations for the fourth quarter of $(60,000), compared to an operating loss from continuing operations of $(173,000) for the corresponding period in 2010.

The Company’s net loss from continuing operations for the fourth quarter of 2011 was $(1.0) million, or $(0.07) per share, compared to a net loss from continuing operations of $(6,000), or $(0.00) per share, for the corresponding period in 2010.

The Company’s net loss from all operations, including discontinued operations,  for the fourth quarter of 2011 was $(4.7) million, or $(0.33) per share, compared to a net loss from all operations, including discontinued operations, of $(261,000), or $(0.02) per share, for the corresponding period in 2010.

Backlog

Backlog of orders from continuing operations totaled approximately $81.9 million as of December 31, 2011 compared to $35.0 million as of December 31, 2010.

Cash Position at Year End

As of December 31, 2011, the Company had $2.3 million in cash and $1.7 million in restricted collateral deposits, as compared to December 31, 2010, when the Company had $5.8 million in cash, $1.7 million in restricted collateral deposits and $399,000 in available for sale securities.

The Company had trade receivables of $11.9 million as of December 31, 2011, compared to $12.1 million as of December 31, 2010. The Company, for continuing operations, had a current ratio (current assets/current liabilities) of 1.4, down from the December 31, 2010 current ratio of 1.7.

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The Company ended 2011 with $6.6 million in short-term bank debt and $1.1 million in long-term debt outstanding for continuing operations, as compared to 2010 when the Company had $2.5 million in short-term bank debt and $1.4 million in long-term debt outstanding.

Conference Call

The Company will host a conference call tomorrow, Wednesday, March 28, 2012 at 10:00 a.m. EDT. Those wishing to access the conference call should dial 1-877-407-0778 (U.S.) or +1-201-689-8565 (international) a few minutes before the 10:00 a.m. EDT start time. A replay of the conference call will be available starting Wednesday, March 28, 2012 at 12:30 p.m. EDT until Thursday, April 5, 2012 at 11:59 p.m. The replay telephone number is 1-877-660-6853 (U.S) and +1-201-612-7415 (international). The replay ID pass code is 391273 and the account number is 286.

About Arotech Corporation

Arotech Corporation is a leading provider of quality defense and security products for the military, law enforcement and homeland security markets. Arotech provides multimedia interactive simulators/trainers and advanced zinc-air and lithium batteries and chargers. Arotech operates through two major business divisions: Training and Simulation, and Batteries and Power Systems.

Arotech is incorporated in Delaware, with corporate offices in Ann Arbor, Michigan and research, development and production subsidiaries in Alabama, Michigan and Israel.

CONTACT:
Victor Allgeier, TTC Group, (646) 290-6400, vic@ttcominc.com

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, including the effect of any share repurchases by Arotech. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech’s products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders; and other risk factors detailed in Arotech’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

TABLES TO FOLLOW

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AROTECH CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Year ended December 31,		Three months ended December 31,
	2011	2010	2011	2010
Revenues	$62,135,578	$54,237,814	$17,965,461	$13,418,604

Cost of revenues, exclusive of amortization of intangibles	45,950,930	37,312,275	12,907,578	8,877,777
Research and development expenses	1,401,868	1,428,779	111,212	190,358
Selling and marketing expenses	5,254,891	4,915,927	1,600,681	1,580,841
General and administrative expenses	10,677,855	9,596,061	2,933,220	2,503,014
Amortization of intangible assets and capitalized software	1,905,097	1,710,520	472,589	439,299
Total operating costs and expenses	65,190,641	54,963,562	18,025,280	13,591,289

Operating loss	(3,055,063)	(725,748)	(59,819)	(172,685)

Other income	43,852	46,256	7,766	8,764
Allowance for settlements, net	(12,333)	(303,068)	(12,333)	(803,068)
Financial expense, net	(331,006)	139,205	(168,133)	193,160
Total other expense	(299,487)	(117,607)	(172,700)	(601,144)
Loss before income tax expenses	(3,354,550)	(843,355)	(232,519)	(773,829)

Income tax expenses (benefit)	1,052,090	(117,791)	770,755	(767,632)
Net loss continuing operations	(4,406,640)	(725,564)	(1,003,274)	(6,197)
Impairment of long lived assets	(3,279,558)	–	(3,279,558)	–
Loss – discontinued operations	(3,284,286)	(191,655)	(447,225)	(255,206)
Net loss	$(10,970,484)	$(917,219)	$(4,730,057)	$(261,403)

Basic and diluted loss per share – continuing operations	$(0.31)	$(0.05)	$(0.07)	$(0.00)
Basic and diluted net loss per share	$(0.78)	$(0.07)	$(0.33)	$(0.02)
Weighted average number of shares used in computing basic and diluted net loss per share	14,011,566	13,304,039	14,276,542	13,562,729

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Reconciliation of Non-GAAP Financial Measure

To supplement Arotech’s consolidated financial statements presented in accordance with U.S. GAAP, Arotech uses a non-GAAP measure, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA). This non-GAAP measure is provided to enhance overall understanding of Arotech’s current financial performance and its progress towards GAAP profitability. Reconciliation of EBITDA to the nearest GAAP measure follows:

EBITDA – Continuing Operations
	Year ended December 31,		Three months ended December 31,
	2011	2010	2011	2010
Net Loss Continuing Operations (GAAP measure)	$(4,406,640)	$(725,564)	$(1,003,274)	$(6,197)
Add back:
Financial (income) expense – including interest	331,006	(139,205)	168,133	(193,160)
Income tax expenses (benefit)	1,052,090	(117,791)	770,755	(767,632)
Depreciation and amortization expense	3,009,040	2,727,346	758,894	652,786
Other*	1,709,440	998,372	1,256,537	1,131,672
Total adjusted EBITDA	$1,694,936	$2,743,158	$1,951,045	$817,469
*     Includes stock compensation expense, adjustments to allowances, other non-cash items and one-time expenses.

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